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                                                               EXHIBIT 3

               NAVISTAR INTERNATIONAL TRANSPORTATION CORP.
                             AND SUBSIDIARIES
               -------------------------------------------
                   ARTICLES OF INCORPORATION AND BY-LAWS


    The following documents of Navistar International Transportation Corp. are incorporated herein by reference.

     3.1 Restated Certificate of Incorporation of Navistar International Transportation Corp. effective May 14, 1987, filed as Exhibit
           3.1 to Form 8-K dated March 25, 1987, which was filed on Form SE dated March 28, 1987, Commission File No. 1-5236.

     3.2 The By-Laws of Navistar International Transportation Corp. effective May 20, 1991, filed as Exhibit 3.2 on Annual Report on Form 10-K dated October 31, 1991 which was filed on Form SE dated January 27, 1992, on Commission File No. 1-5236.



































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